Exhibit 3.1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE

ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AP PLACEHOLDER LLC”,

CHANGING ITS NAME FROM “AP PLACEHOLDER LLC” TO “APOLLO GLOBAL MANAGEMENT, LLC”, FILED IN THIS

OFFICE ON THE TENTH DAY OF JULY, A.D. 2007, AT 10:20 O’CLOCK A.M.

4382726 8100 070795902	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5827222 DATE: 07-10-07

State of Delaware Secretary of State Division of Corporations Delivered 10:20 AM 07/10/2007
FILED 10:20 AM 07/10/2007 SRV 070795902 – 4382726 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

AP PLACEHOLDER LLC

Dated as of July 9, 2007

This Certificate of Amendment to the Certificate of Formation is being filed pursuant to Section 18-202 of the Delaware Limited Liability Company Act.

The undersigned, being duly authorized to execute and file this Certificate of Amendment to the Certificate of Formation does hereby certify as follows:

1. The name of the limited liability company is AP Placeholder LLC (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to Apollo Global Management, LLC.

3. Accordingly, Article 1 of the Certificate of Formation of the Company shall, as amended, read as follows:

“1. Name. The name of the limited liability company is “Apollo Global Management, LLC” (the “Company”).”

* * * * *

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

AP PLACEHOLDER LLC

By:
John J. Suydam
Vice President and Secretary

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE

ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “AP PLACEHOLDER LLC”, FILED

IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 2007, AT 11:48 O’CLOCK A.M.

4382726 8100 070777727	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5813103 DATE: 07-03-07

CERTIFICATE OF FORMATION

OF

AP PLACEHOLDER LLC

Dated as of July 3, 2007

This Certificate of Formation is being filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act, in connection with the formation of AP Placeholder LLC a Delaware limited liability company.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is “AP Placeholder LLC” (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is to be located at 2711 Centreville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The registered agent of the Company at such address is Corporation Service Company.

*  *  *  *  *

State of Delaware Secretary of State Division of Corporations Delivered 11:48 AM 07/03/2007
FILED 11:48 AM 07/03/2007 SRV 070777727 – 4382726 FILE

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

/s/ Kyle Gann
Name: Title:	Kyle Gann Authorized Person